                                                                EXHIBIT 3.1
                                                                -----------


                           PRENTISS PROPERTIES TRUST
                           -------------------------

                   AMENDED AND RESTATED DECLARATION OF TRUST

                          Dated as of _________, 1996


          Prentiss Properties Trust, a Maryland real estate investment trust (the "Trust") under Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland ("Title 8"), desires to amend and restate its Declaration of Trust as currently in effect and as hereinafter amended.

          The following provisions are all the provisions of the Declaration of Trust currently in effect and as hereinafter amended:

                                   ARTICLE I

                                   FORMATION

          The Trust is a real estate investment trust (a "REIT") within the meaning of Title 8. The Trust shall not be deemed to be a general partnership, limited partnership, joint venture, joint stock company or a corporation (but nothing herein shall preclude the Trust from being treated for tax purposes as an association under the Code).

                                   ARTICLE II

                                      NAME
          The name of the Trust is:

                           Prentiss Properties Trust

          Under circumstances in which the Board of Trustees of the Trust (the "Board of Trustees" or "Board") determines that the use of the name of the Trust is not practicable, the Trust may use any other designation or name for the Trust.

                                  ARTICLE III

                              PURPOSES AND POWERS

          Section 1.  Purposes.  The purposes for which the Trust is formed are
                      --------
to invest in and to acquire, hold, manage, administer, control and dispose of real property and interests in real property, including, without limitation or obligation, engaging in business as a REIT under the Internal Revenue Code of 1986, as amended (the "Code").

          Section 2.  Powers.  The Trust shall have all of the powers granted to
                      ------
REITs by Title 8 and all other powers set forth in the Declaration of Trust which are not inconsistent with law and are appropriate to promote and attain the purposes set forth in the Declaration of Trust.

                                  ARTICLE IV

                                RESIDENT AGENT

          The name of the resident agent of the Trust in the State of Maryland is James J. Hanks, Jr., c/o Ballard Spahr Andrews & Ingersoll, whose post office address is 300 East Lombard Street, Baltimore, Maryland 21202. The resident agent is a citizen of and resides in the State of Maryland. The Trust may have such offices or places of business within or outside the State of Maryland as the Board of Trustees of the Trust may from time to time determine.

                                   ARTICLE V

                               BOARD OF TRUSTEES

          Section 1.  Powers.
                      ------

                        (A) Subject to any express limitations contained in the Declaration of Trust or in the Bylaws, (i) the business and affairs of the Trust shall be managed under the direction of the Board of Trustees and (ii) the Board shall have full, exclusive and absolute power, control and authority over any and all property of the Trust. The Board may take any action as it, in its sole judgment and discretion, deems necessary or appropriate to conduct the business and affairs of the Trust. The Declaration of Trust shall be construed with a presumption in favor of the grant of power and authority to the Board. Any construction of the Declaration of Trust or determination made in good faith by the Board concerning its powers and authority hereunder shall be conclusive. The enumeration and definition of particular powers of the Trustees included in the Declaration of Trust or in the Bylaws shall in no way be construed or deemed by inference or otherwise in any manner to exclude or limit the powers conferred upon the Board of Trustees under the general laws of the State of Maryland or any other applicable laws.

          (B) Except as otherwise provided in the Bylaws, the Board, without any action by the shareholders of the Trust, shall have and may exercise, on behalf of the Trust, without limitation, the power to adopt, amend and repeal Bylaws; to elect officers in the manner prescribed in the Bylaws; to solicit proxies from holders of shares of beneficial interest of the Trust; and to do any other acts and deliver any other documents necessary or appropriate to the foregoing powers.

          (C) It shall be the duty of the Board of Trustees to ensure that the Trust satisfies the requirements for qualification as a REIT under the Code, including, but not limited to, the ownership of outstanding shares of its beneficial interest, the nature of its assets, the sources of its income, and the amount and timing of its distributions to its shareholders. The Board of Trustees shall take no action to disqualify the Trust as a REIT or to otherwise revoke the Trust's election to be taxed as a REIT without the affirmative vote of a majority of the number of shares of Common Shares entitled to vote on such matter at a meeting of the Shareholders.

          Section 2.  Classification and Number.  (A) The Trustees of the Trust
                      -------------------------
(hereinafter the "Trustees") (other than any Trustee elected solely by holders of one or more classes or series of Preferred Shares) shall be classified, with respect to the terms for which they severally hold office, into three classes, as nearly equal in number as possible, one class ("Class I") to hold office initially for a term expiring at the first annual meeting of shareholders, another class ("Class II") to hold office initially for a term expiring at the second succeeding annual meeting of shareholders and another class ("Class III") to hold office initially for a term expiring at the third succeeding annual meeting of shareholders, with the Trustees of each class to hold office until their successors are duly elected and qualified. At each annual meeting of shareholders, the successors to the class of Trustees whose term expires at such meeting shall be elected to hold office for a term expiring at the annual meeting of shareholders held in the third year following the year of their election. Shareholder votes to elect Trustees shall be conducted in the manner provided in the Bylaws.

          (B) The number of Trustees initially shall be seven, which number may be increased or decreased pursuant to the Bylaws of the Trust. The name, address and class of the Trustees who shall serve as the initial Trustees and until their successors are duly elected and qualified is:


Name                        Address                   Class
- ----                        -------                   -----

Michael V. Prentiss         1717 Main Street          Class III
                            Suite 5000
                            Dallas, TX  75201

Thomas F. August            1717 Main Street          Class II
                            Suite 5000
                            Dallas, TX  75201

Thomas J. Hynes             160 Federal Street        Class III
                                                      Boston, MA  02110

Barry J. C. Parker          Class III

Dr. Leonard M. Riggs,Jr.    1717 Main Street          Class II
                            Suite 5200
                            Dallas, TX  75201

Ronald G. Steinhart         P. O. Box 655415          Class II
                            Dallas, TX  75265-5415

Lawrence A. Wilson          1700 Pacific, Suite 3800  Class I
                            Dallas, TX  75201

The Trustees may increase the number of Trustees and fill any vacancy, whether resulting from an increase in the number of Trustees or otherwise, on the Board of Trustees prior to the first annual meeting of shareholders in the manner provided in the Bylaws. Independent Trustees shall nominate replacements for vacancies among the Independent Trustees' positions. In the event that, after the closing of the Initial Public Offering, a majority of the Board of Trustees are not Independent Trustees by reason of the resignation or removal of one or more Independent Trustees or otherwise, the remaining Independent Trustees (or, if there are no Independent Trustees, the remaining members of the Board of Trustees) shall promptly elect that number of Independent Trustees necessary to cause the Board of Trustees to include a majority of Independent Trustees. It shall not be necessary to list in the Declaration of Trust the names and addresses of any Trustees hereinafter elected.

          Section 3.  Resignation, Removal or Death.  Any Trustee may resign by
                      -----------------------------
written notice to the Board, effective upon execution and delivery to the Trust of such written notice or upon any future date specified in the notice. Subject to the rights of holders of one or more classes or series of Preferred Shares to elect one or more Trustees, a Trustee may be removed at any time, with or without cause, at a meeting of the shareholders, by the affirmative vote of the holders of not less than two-thirds of the Shares then outstanding and entitled to vote generally in the election of Trustees.

          Section 4.  Independent Trustees.  Notwithstanding anything herein to
                      --------------------
the contrary, at all times (except during a period not to exceed sixty (60) days following the death, resignation, incapacity or removal from office of a Trustee prior to expiration of the Trustee's term of office), a majority of the Board of Trustees shall be comprised of persons who are not affiliated with any member of the Prentiss family or officers or employees of the Trust or "Affiliates" of (i) any subsidiary of the Trust or (ii) any partnership which is an Affiliate of the Trust (each such person serving on the Board of Trustees being an "Independent Trustee").

          Section 5.  Definition of Affiliate.  For purposes of Section 4 above,
                      -----------------------
"Affiliate" of a person shall mean (i) any person that, directly or indirectly, controls or is controlled by or is under common control with such person, (ii) any other person that owns, beneficially, directly or indirectly, five percent (5%) or more of the outstanding capital shares, shares or equity interests of such person, or (iii) any officer, director, employee, partner or trustee of such person or of any person controlling, controlled by or under common control with such person (excluding trustees and persons serving in similar capacities who are not otherwise an Affiliate of such person). The term "person" means and includes individuals, corporation, general and limited partnerships, stock companies or associations, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts, or other entities and governments and agencies and political subdivisions thereof. For the purpose of this definition, "control" (including the correlative meanings of the terms "controlled by" and "under common control with"), as used with respect to any person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, through the ownership of voting securities, partnership interests or other equity interests.

          Section 6.  Business Activities by Trustees.  Unless otherwise agreed
                      -------------------------------
between the Trust and the Trustees, each individual Trustee, including each Independent Trustee, may engage in other business activities of the type conducted by the Trust and is not required to present to the Trust any investment opportunities presented to them even though the investment opportunities may be within the scope of the Trust's investment policies.

                                  ARTICLE VI

                         SHARES OF BENEFICIAL INTEREST

          Section 1.  Authorized Shares.  The beneficial interest of the Trust
                      -----------------
shall be divided into shares of beneficial interest (the "Shares"). The Trust has authority to issue one hundred million (100,000,000) common shares of beneficial interest, $.01 par value per share ("Common Shares"), and twenty million (20,000,000) preferred shares of beneficial interest, $.01 par value per share ("Preferred Shares"). The Board of Trustees, without any action by the shareholders of the Trust, may amend the Declaration of Trust from time to time to increase or decrease the aggregate number of Shares or the number of Shares of any class that the Trust has authority to issue.

          Section 2.  Common Shares.  Subject to the provisions of Article VII,
                      -------------
each Common Share shall entitle the holder thereof to one vote on each matter upon which holders of Common Shares are entitled to vote. The Board of Trustees may reclassify any unissued Common Shares from time to time in one or more classes or series of Shares.

          Section 3.  Preferred Shares.  The Board of Trustees may classify any
                      ----------------
unissued Preferred Shares and reclassify any previously classified but unissued Preferred Shares of any series from time to time, in one or more series of Shares.

          Section 4.  Classified or Reclassified Shares.  Prior to issuance of
                      ---------------------------------
classified or reclassified Shares of any class or series, the Board of Trustees by resolution shall (a) designate that class or series to distinguish it from all other classes and series of Shares; (b) specify the number of Shares to be included in the class or series; (c) set, subject to the provisions of Article VII and subject to the express terms of any class or series of Shares outstanding at the time, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption for each series; and (d) cause the Trust to file articles supplementary with the State Department of Assessments and Taxation of Maryland ("SDAT"). Any of the terms of any class or series of Shares set pursuant to clause (c) of this Section 4 may be made dependent upon facts or events ascertainable outside the Declaration of Trust (including determinations by the Board of Trustees or other facts or events within the control of the Trust) and may vary among holders thereof, provided that the manner in which such facts, events or variations shall operate upon the terms of such class or series of Shares is clearly and expressly set forth in articles supplementary filed with the SDAT.

          Section 5.  Authorization by Board of Share Issuance.  The Board of
                      ----------------------------------------
Trustees may authorize the issuance from time to time of Shares of any class or series, whether now or hereafter authorized, or securities or rights convertible into Shares of any class or series, whether now or hereafter authorized, for such consideration (whether in cash, property, past or future services, obligation for future payment or otherwise) as the Board of Trustees may deem advisable (or without consideration in the case of a Share split or Share dividend), subject to such restrictions or limitations, if any, as may be set forth in the Declaration of Trust or the Bylaws of the Trust. Notwithstanding any other provision in the Declaration of Trust, no determination shall be made by the Board of Trustees nor shall any transaction be entered into by the Trust which would cause any Shares or other beneficial interest in the Trust not to constitute "transferable shares" or "transferable certificates of beneficial interest" under Section 856(a)(2) of the Code or which would cause any distribution to constitute a preferential dividend as described in Section 562(c) of the Code.

          Section 6.  Dividends and Distributions.  The holders of all Common
                      ---------------------------
Shares will participate equally in dividends payable to holders of Common Shares when and as authorized and declared by the Board of Trustees and in net assets available for distribution to holders of Common Shares upon liquidation or dissolution. The Board of Trustees may from time to time authorize and declare to shareholders such dividends or distributions, in cash or other assets of the Trust or in securities of the Trust or from any other source as the Board of Trustees in its discretion shall determine. The Board of Trustees shall endeavor to declare and pay such dividends and distributions as shall be necessary for the Trust to qualify as a REIT under the Code; however, shareholders shall have no right to any dividend or distribution unless and until authorized and declared by the Board. The exercise of the powers and rights of the Board of Trustees pursuant to this Section shall be subject to the provisions of any class or series of Shares at the time outstanding.

          Section 7.  General Nature of Shares.  All Shares shall be personal
                      ------------------------
property entitling the shareholders only to those rights provided in the Declaration of Trust. The shareholders shall have no interest in the property of the Trust and shall have no right to compel any partition, division, dividend or distribution of the Trust or of the property of the Trust. The death of a shareholder shall not terminate the Trust. The Trust is entitled to treat as shareholders only those persons in whose names Shares are registered as holders of Shares on the beneficial interest ledger of the Trust.

          Section 8.  Fractional Shares.  The Trust may, without the consent or
                      -----------------
approval of any shareholder, issue fractional Shares, eliminate a fraction of a Share by rounding up or down to a full Share, arrange for the disposition of a fraction of a Share by the person entitled to it, or pay cash for the fair value of a fraction of a Share.

          Section 9.  Declaration of Trust and Bylaws.  All shareholders are
                      -------------------------------
subject to the provisions of the Declaration of Trust and the Bylaws of the Trust.

                                  ARTICLE VII

                 RESTRICTIONS ON TRANSFER AND SHARES-IN-TRUST

          Section 1.  Restrictions on Transfer.
                      ------------------------

                 (A)  Definitions.  The following terms shall have the following
                      -----------
meanings:

                        (1) "Beneficial Ownership" shall mean ownership of Equity Shares (or options to acquire Equity Shares) by a Person who would be treated as an owner of such Equity Shares either directly or indirectly through the application of Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code. The terms "Beneficial Owner," "Beneficially Owns," and "Beneficially Owned" shall have correlative meanings.

          (2) "Beneficiary" shall mean, with respect to any Share Trust, one or more organizations described in each of Section 170(b)(1)(A) (other than clauses
(vii) or (viii) thereof) and Section 170(c)(2) of the Code that are named by the Share Trust as the beneficiary or beneficiaries of such Share Trust, in accordance with the provisions of Section 2(A) hereof.

          (3) "Board of Trustees" shall mean the Board of Trustees of the Trust.

          (4) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

          (5) "Constructive Ownership" shall mean ownership of Equity Shares (or options to acquire Equity Shares) by a Person who would be treated as an owner of such Equity Shares either directly or indirectly through the application of Section 318 of the Code, as modified by Section 856(d)(5) of the Code. The terms "Constructive Owner," "Constructively Owns," and
"Constructively Owned" shall have correlative meanings.

          (6) "Equity Shares" shall mean shares that are either Preferred Shares or Common Shares. The term "Equity Shares" shall include all Preferred Shares or Common Shares that are held as Shares-in-Trust in accordance with the provisions of Section 2 hereof.

          (7) "Exchange Rights" shall mean the rights granted under the Prentiss Properties Partnership Agreement to the limited partners to exchange, under certain circumstances, their limited partnership interests for cash (or, at the option of the Trust, Common Shares).

          (8)  "Excluded Holder" shall mean Michael V. Prentiss.

          (9) "Excluded Holder Limit" shall mean, (i) the lesser of (A) 15% of the number of outstanding Common Shares or (B) the Adjusted Excluded Holder Percentage (as defined in Section 1(I) of this Article VII). The Excluded Holder Limit shall be adjusted on any day that the Adjusted Excluded Holder Percentage changes as provided in Section 1(I) of this Article VII. The Excluded Holder shall be subject to the Ownership Limit with respect to any Preferred Shares acquired by the Excluded Holder.

          (10) "Initial Public Offering" means the sale of Common Shares pursuant to the Trust's first effective registration statement for such Common Shares filed under the Securities Act of 1933, as amended.

          (11) "Market Price" on any date shall mean the average of the Closing Price for the five consecutive Trading Days ending on such date. The "Closing Price" on any date shall mean the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Equity Shares are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Equity Shares are listed or admitted to trading or, if the Equity Shares are not listed or admitted to trading on any national securities exchange, the last quoted price, or if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or, if such system is no longer in use, the principal other automated quotations system that may then be in use or, if the Equity Shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Equity Shares selected by the Board of Trustees. "Trading Day" shall mean a day on which the principal national securities exchange on which the Equity Shares are listed or admitted to trading is open for the transaction of business or, if the Equity Shares are not listed or admitted to trading on any national securities exchange, shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

          (12) "Non-Transfer Event" shall mean an event (other than a purported Transfer) that would cause (i) any Person (other than the Excluded Holder with respect to Common Shares) to Beneficially Own or Constructively Own Equity Shares in excess of the Ownership Limit or (ii) the Excluded Holder to Beneficially Own or Constructively Own Common Shares in excess of the Excluded Holder Limit, including, but not limited to, the granting of any option or entering into any agreement for the sale, transfer or other disposition of Equity Shares or the sale, transfer, assignment or other disposition of any securities or rights convertible into or exchangeable for Equity Shares.

          (13) "Ownership Limit" initially shall mean 8.5% of the number of outstanding Common Shares and 9.8% of the outstanding number of any series of Preferred Shares. After any adjustment provided for in Section 1(J) of this
Article VII, the Ownership Limit with respect to Common Shares shall be increased (but not above 9.8%) as set forth in such Section.

          (14) "Partnership Unit" shall mean a fractional, undivided share of the partnership interests of Prentiss Properties Acquisition Partners, L.P., a Delaware limited partnership.

          (15) "Permitted Transferee" shall mean any Person designated as a Permitted Transferee in accordance with the provisions of Section 2(E) hereof.

          (16) "Person" shall mean an individual, corporation, partnership, estate, trust, a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity and also includes a "group" as that term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended.

          (17) "Prentiss Properties Partnership Agreement" shall mean the agreement of limited partnership of Prentiss Properties Acquisition Partners, L.P., a Delaware limited partnership, as amended and restated.

          (18) "Prohibited Owner" shall mean, with respect to any purported Transfer or Non-Transfer Event, any Person who, but for the provisions of
Section 1(C) hereof, would own record title to Equity Shares.

          (19) "REIT" shall mean a real estate investment trust under Section 856 of the Code.

          (20) "Restriction Termination Date" shall mean the first day after the date of the Initial Public Offering on which the Board of Trustees and the shareholders of the Trust determine, pursuant to Article V, Section 1(C), that it is no longer in the best interests of the Trust to attempt to, or continue to, qualify as a REIT.

          (21) "Shares-in-Trust" shall mean any Equity Shares designated Shares-in-Trust pursuant to Section 1(C) hereof.

          (22)  "Share Trust" shall mean any separate trust created pursuant to
Section 1(C) hereof and administered in accordance with the terms of Section 2 hereof, for the exclusive benefit of any Beneficiary.

          (23) "Share Trustee" shall mean any person or entity unaffiliated with both the Trust and any Prohibited Owner, such Share Trustee to be designated by the Trust to act as trustee of any Share Trust, or any successor trustee thereof.

          (24) "Transfer" (as a noun) shall mean any sale, transfer, gift, assignment, devise or other disposition of Equity Shares, whether voluntary or involuntary, whether of record, constructively or beneficially and whether by operation of law or otherwise. "Transfer" (as a verb) shall have the correlative meaning.

    (B)  Restriction on Transfers.
         ------------------------

          (1) Except as provided in Section 1(G) hereof, from the date of the Initial Public Offering and prior to the Restriction Termination Date, (i) no Person (other than the Excluded Holder with respect to Common Shares) shall Beneficially Own or Constructively Own outstanding Equity Shares in excess of the Ownership Limit and (ii) the Excluded Holder shall not Beneficially Own or Constructively Own outstanding Common Shares in excess of the Excluded Holder Limit.

          (2) Except as provided in Section 1(G) hereof, from the date of the Initial Public Offering and prior to the Restriction Termination Date, any Transfer that, if effective, would result in (i) any Person (other than the Excluded Holder with respect to Common Shares) Beneficially Owning or Constructively Owning Equity Shares in excess of the Ownership Limit or (ii) the Excluded Holder Beneficially Owning or Constructively Owning Common Shares in excess of the Excluded Holder Limit, shall be void ab initio as to the Transfer
                                                   -- ------
of that number of Equity

Shares which would be otherwise Beneficially Owned or Constructively Owned by such Person in excess of the Ownership Limit or the Excluded Holder Limit, as applicable, and the intended transferee shall acquire no rights in such excess Equity Shares.

          (3) From the date of the Initial Public Offering and prior to the Restriction Termination Date, any Transfer that, if effective, would result in the Equity Shares being beneficially owned by fewer than 100 Persons (determined without reference to any rules of attribution) shall be void ab initio as to the
                                                             -- ------
Transfer of that number of shares which would be otherwise beneficially owned (determined without reference to any rules of attribution) by the transferee, and the intended transferee shall acquire no rights in such excess Equity Shares; provided, however, that this Section 1(B)(3) shall not apply to the Transfer of Equity Shares from the Trust to the underwriters of the Initial Public Offering.

          (4) From the date of the Initial Public Offering and prior to the Restriction Termination Date, any Transfer of Equity Shares that, if effective, would result in the Trust being "closely held" within the meaning of Section 856(h) of the Code shall be void ab initio as to the Transfer of that number of
                                 -- ------
Equity Shares which would cause the Trust to be "closely held" within the meaning of Section 856(h) of the Code, and the intended transferee shall acquire no rights in such excess Equity Shares.

          (5) Except as provided in Section 1(G) hereof, from the date of the Initial Public Offering and prior to the Restriction Termination Date, any Transfer of Equity Shares that, if effective, would cause the Trust to Constructively Own 10% or more of the ownership interests in a tenant of the Trust's real property, within the meaning of Section 856(d)(2)(B) of the Code, shall be void ab initio as to the Transfer of that number of Equity Shares which
              -- ------
would cause the Trust to

Constructively Own 10% or more of the ownership interests in a tenant of the Trust's real property, within the meaning of Section 856(d)(2)(B) of the Code, and the intended transferee shall acquire no rights in such excess Equity Shares.

   (C)  Transfer to Share Trust.
        -----------------------

          (1)  If, notwithstanding the other provisions contained in this
Section 1, at any time after the date of the Initial Public Offering and prior to the Restriction Termination Date, there is a purported Transfer or Non-Transfer Event such that (i) any Person (other than the Excluded Holder with respect to Common Shares) would either Beneficially Own or Constructively Own Equity Shares in excess of the Ownership Limit or (ii) the Excluded Holder would either Beneficially Own or Constructively Own Common Shares in excess of the Excluded Holder Limit, then, (x) except as otherwise provided in Section 1(G) hereof, the purported transferee shall acquire no right or interest (or, in the case of a Non-Transfer Event, the person holding record title to the Equity Shares Beneficially Owned or Constructively Owned by such Beneficial Owner or Constructive Owner, shall cease to own any right or interest) in such number of Equity Shares which would cause such Beneficial Owner or Constructive Owner to Beneficially Own or Constructively Own Equity Shares in excess of the Ownership Limit or the Excluded Holder Limit, as applicable, (y) such number of Equity Shares in excess of the Ownership Limit or the Excluded Holder Limit, as applicable (rounded up to the nearest whole share), shall be designated Shares-in-Trust and, in accordance with the provisions of Section 2 hereof, transferred automatically and by operation of law to the Share Trust to be held in accordance with that Section 2 and (z) the Prohibited Owner shall submit such number of Equity Shares to the Trust for registration into the name of the Share Trust. Such transfer to a Share Trust and the designation of shares as Shares-in-Trust shall be effective as of the close of business on the business day prior to the date of the Transfer or Non-Transfer Event, as the case may be.

          (2)  If, notwithstanding the other provisions contained in this
Section 1, at any time after the date of the Initial Public Offering and prior to the Restriction Termination Date, there is a purported Transfer or Non-Transfer Event that, if effective, would (i) result in the Equity Shares being beneficially owned by fewer than 100 Persons (determined without reference to any rules of attribution), (ii) result in the Trust being "closely held" within the meaning of Section 856(h) of the Code, or (iii) cause the Trust to Constructively Own 10% or more of the ownership interests in a tenant of the Trust's real property, within the meaning of Section 856(d)(2)(B) of the Code, then (x) the purported transferee shall not acquire any right or interest (or, in the case of a Non-Transfer Event, the person holding record title of the Equity Shares with respect to which such Non-Transfer Event occurred, shall cease to own any right or interest) in such number of Equity Shares, the ownership of which by such purported transferee or record holder would (A) result in the Equity Shares being beneficially owned by fewer than 100 Persons (determined without reference to any rules of attribution), (B) result in the Trust being "closely held" within the meaning of Section 856(h) of the Code, or
(C) cause the Trust to Constructively Own 10% or more of the ownership interests in a tenant of the Trust's real property, within the meaning of Section 856(d)(2)(B) of the Code, (y) such number of Equity Shares (rounded up to the nearest whole share) shall be designated Shares-in-Trust and, in accordance with the provisions of Section 2 hereof, transferred automatically and by operation of law to the Share Trust to be held in accordance with that Section 2, and (z) the Prohibited Owner shall submit such number of Equity Shares to the Trust for registration into the name of the Share Trust. Such transfer to a Share Trust and the designation of shares as Shares-in-

Trust shall be effective as of the close of business on the business day prior to the date of the Transfer or Non-Transfer Event, as the case may be.

     (D)  Remedies For Breach. If the Trust, or its designees, shall at any time
          -------------------
determine in good faith that a Transfer has taken place in violation of Section 1(B) hereof or that a Person intends to acquire or has attempted to acquire Beneficial Ownership or Constructive Ownership of any Equity Shares in violation of Section 1(B) hereof, the Trust shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer or acquisition, including, but not limited to, refusing to give effect to such Transfer on the books of the Trust or instituting proceedings to enjoin such Transfer or acquisition.

     (E) Notice of Restricted Transfer. Any Person who acquires or attempts to
         -----------------------------
acquire Equity Shares in violation of Section 1(B) hereof, or any Person who owned Equity Shares that were transferred to the Share Trust pursuant to the provisions of Section 1(C) hereof, shall immediately give written notice to the Trust of such event and shall provide to the Trust such other information as the Trust may request in order to determine the effect, if any, of such Transfer or Non-Transfer Event, as the case may be, on the Trust's status as a REIT.

     (F) Owners Required To Provide Information. From the date of the Initial
         --------------------------------------
Public Offering and prior to the Restriction Termination Date:

          (1) Every Beneficial Owner or Constructive Owner of more than 5%, or such lower percentages as required pursuant to regulations under the Code, of the outstanding Equity Shares of the Trust shall, within 30 days after January 1 of each year, provide to the Trust a written statement or affidavit stating the name and address of such Beneficial Owner or Constructive Owner, the number of Equity Shares Beneficially Owned or Constructively Owned, and a description of how such shares are held. Each such Beneficial Owner or Constructive Owner shall provide to the Trust such additional information as the Trust may request in order to determine the effect, if any, of such Beneficial Ownership or Constructive Ownership on the Trust's status as a REIT and to ensure compliance with the Ownership Limit and the Excluded Holder Limit.

          (2) Each Person who is a Beneficial Owner or Constructive Owner of Equity Shares and each Person (including the shareholder of record) who is holding Equity Shares for a Beneficial Owner or Constructive Owner shall provide to the Trust a written statement or affidavit stating such information as the Trust may request in order to determine the Trust's status as a REIT and to ensure compliance with the Ownership Limit and the Excluded Holder Limit.

     (G) Exception to Ownership Limit. The Ownership Limit shall not apply to
         ----------------------------
the acquisition of Equity Shares by an underwriter that participates in a public offering of such shares for a period of 90 days following the purchase by such underwriter of such shares provided that the restrictions contained in Section 1(B) hereof will not be violated following the distribution by such underwriter of such shares. In addition, the Board of Trustees, upon receipt of a ruling from the Internal Revenue Service or an opinion of counsel in each case to the effect that the restrictions contained in Section 1(B)(3) and/or Section 1(B)(4) hereof will not be violated and that REIT status will not otherwise be lost, may exempt a Person from the Ownership Limit if such Person is not an individual for purposes of Section 542(a)(2) of the Code, provided that (i) the Board of Trustees obtains such representations and undertakings from such Person as are reasonably necessary to ascertain that no individual's Beneficial Ownership or Constructive Ownership of Equity Shares will violate the Ownership Limit and
(ii) such Person agrees that any violation or attempted violation will result in a transfer to the Share Trust of Equity Shares pursuant to Section 1(C) hereof.

     (H) New York Stock Exchange Transactions. Notwithstanding any provision
         ------------------------------------
contained herein to the contrary, nothing in this Amended and Restated Declaration of Trust shall preclude the settlement of any transaction entered into through the facilities of the New York Stock Exchange.

     (I) Redetermination of Excluded Holder Limit. The Excluded Holder Limit
         ----------------------------------------
shall be redetermined whenever the Adjusted Excluded Holder Percentage (as defined below) is changed by the Board of Trustees. The "Adjusted Excluded Holder Percentage" shall equal the percentage of the number of outstanding Common Shares Beneficially or Constructively Owned by the Excluded Holder assuming the following: (i) all of the Partnership Units Beneficially or Constructively Owned by the Excluded Holder are exchanged for Common Shares;
(ii) no other Partnership Units are exchanged for Common Shares; (iii) all of the options to acquire Common Shares that are Beneficially or Constructively Owned by the Excluded Holder are exercised; and (iv) no other options to acquire Common Shares are exercised. The Adjusted Excluded Holder Percentage may (but is not required to) be redetermined by the Board of Trustees whenever there is a change in either the number of Common Shares outstanding or the number of Common Shares Beneficially or Constructively Owned by the Excluded Holder, in each case based on the assumptions set out in the immediately preceding sentence. In redetermining the Adjusted Excluded Holder Percentage, the Board of Trustees may take into account any options with respect to Common Shares that are expected to be issued to the Excluded Holder (or to any other Person if the Excluded Holder will be considered to Beneficially or Constructively Own the Common Shares that are the subject of the options) in the future.

           (J) Redetermination of Ownership Limit. Whenever the Excluded Holder
               ----------------------------------
Limit is redetermined pursuant to Section 1(I) of this Article VII, the Ownership Limit shall be redetermined to equal the percentage obtained by dividing (i) 49% minus the new Excluded Holder Limit by (ii) four.

           (K) Limitations on Redetermination of Excluded Holder Limit and
               -----------------------------------------------------------
Ownership Limit.
- ---------------

               (1) Neither the Ownership Limit nor the Excluded Holder Limit may be increased (nor may any additional ownership limitation be created with respect to any shareholder of the Trust) if, after giving effect to such increase (or creation), the Trust would be (or potentially could be if five or more individuals Beneficially Owned a percentage of outstanding Common Shares equal to the applicable limits) "closely held" within the meaning of Section 856(h) of the Code.

               (2) In no event shall the Adjusted Excluded Holder Percentage be less than 9.8%.

               (3) In no event shall the Ownership Limit be less than 8.5% or greater than 9.8%.

               (4) Prior to any redetermination of the Adjusted Excluded Holder Limit, the Board may require such opinions of counsel, affidavits, undertakings, or agreements as it may deem necessary or advisable in order to determine or assure the Trust's status as a REIT.

   Section 2.  Shares-in-Trust.
               ---------------

           (A) Share Trust. Any Equity Shares transferred to a Share Trust and
               -----------
designated Shares-in-Trust pursuant to Section 1(C) hereof shall be held for the exclusive benefit of the Beneficiary. The Trust shall name a beneficiary of each Share Trust within five days after discovery of the existence thereof. Any transfer to a Share Trust, and subsequent designation of Equity Shares as Shares-in-Trust, pursuant to Section 1(C) hereof shall be effective as of the close of business on the business day prior to the date of the Transfer or Non-Transfer Event that results in the transfer to the Share Trust. Shares-in-Trust shall remain issued and outstanding Equity Shares of the Trust and shall be entitled to the same rights and privileges on identical terms and conditions as are all other issued and outstanding Equity Shares of the same class and series. When transferred to a Permitted Transferee in accordance with the provisions of Section 2(E) hereof, such Shares-in-Trust shall cease to be designated as Shares-in-Trust.

          (B)  Dividend Rights.  The Share Trust, as record holder of Shares-in-
               ---------------
Trust, shall be entitled to receive all dividends and distributions as may be declared by the Board of Trustees on such Equity Shares and shall hold such dividends or distributions in trust for the benefit of the Beneficiary. The Prohibited Owner with respect to Shares-in-Trust shall repay to the Share Trust the amount of any dividends or distributions received by it that (i) are attributable to any Equity Shares designated Shares-in-Trust and (ii) the record date for which was on or after the date that such shares became Shares-in-Trust. The Trust shall take all measures that it determines reasonably necessary to recover the amount of any such dividend or distribution paid to a Prohibited Owner, including, if necessary, withholding any portion of future dividends or distributions payable on Equity Shares Beneficially Owned or Constructively Owned by the Person who, but for the provisions of Section 1(C) hereof, would Constructively Own or Beneficially Own the Shares-in-Trust; and, as soon as reasonably practicable following the Trust's receipt or withholding thereof, shall pay over to the Share Trust for the benefit of the Beneficiary the dividends so received or withheld, as the case may be.

          (C)  Rights Upon Liquidation.  In the event of any voluntary or
               -----------------------
involuntary liquidation, dissolution or winding up of, or any distribution of the assets of, the Trust, each holder of Shares-in-Trust shall be entitled to receive, ratably with each other holder of Equity Shares of the same class or series, that portion of the assets of the Trust which is available for distribution to the holders of such class and series of Equity Shares. The Share Trust shall distribute to the Prohibited Owner the amounts received upon such liquidation, dissolution, or winding up, or distribution; provided, however, that the Prohibited Owner shall not be entitled to receive amounts pursuant to this Section 2(C) in excess of, (i) in the case of a purported Transfer in which the Prohibited Owner gave value for Equity Shares and which Transfer resulted in the transfer of the shares to the Share Trust, the price per share, if any, such Prohibited Owner paid for the Equity Shares and, (ii) in the case of a Non-Transfer Event or Transfer in which the Prohibited Owner did not give value for such shares (e.g., if the shares were received through a gift
                                ----
or devise) and which Non-Transfer Event or Transfer, as the case may be, resulted in the transfer of shares to the Share Trust, the price per share equal to the Market Price on the date of such Non-Transfer Event or Transfer. Any remaining amount in such Share Trust shall be distributed to the Beneficiary.

          (D)  Voting Rights.  The Share Trustee shall be entitled to vote all
               -------------
Shares-in-Trust. Any vote by a Prohibited Owner as a holder of Equity Shares prior to the discovery by the Trust that the Equity Shares are Shares-in-Trust shall, subject to applicable law, be rescinded and shall be void ab initio with
                                                                 -- ------
respect to such Shares-in-Trust and the Prohibited Owner shall be deemed to have given, as of the close of business on the business day prior to the date of the purported Transfer or Non-Transfer Event that results in the transfer to the Share Trust of Equity Shares under Section 1(C) hereof, an irrevocable proxy to the Share Trustee to vote the Shares-in-Trust in the manner in which the Share Trustee, in its sole and absolute discretion, desires.

          (E)  Designation of Permitted Transferee.  The Share Trustee shall
               -----------------------------------
have the exclusive and absolute right to designate a Permitted Transferee of any and all Shares-in-Trust. In an orderly fashion so as not to materially adversely affect the Market Price of the Shares-in-Trust, the Share Trustee shall designate any Person as Permitted Transferee, provided, however, that (i)
                                                    --------  -------
the Permitted Transferee so designated purchases for valuable consideration (whether in a public or private sale), at a price as set forth in Section 2(G) hereof, the Shares-in-Trust and (ii) the Permitted Transferee so designated may acquire such Shares-in-Trust without such acquisition resulting in a transfer to a Share Trust and the redesignation of such Equity Shares so acquired as Shares-in-Trust under Section 1(C) hereof. Upon the designation by the Share Trustee of a Permitted Transferee in accordance with the provisions of this Section 2(E), the Share Trustee shall (i) cause to be transferred to the Permitted Transferee that number of Shares-in-Trust acquired by the Permitted Transferee,
(ii) cause to be recorded on the books of the Trust that the Permitted Transferee is the holder of record of such number of Equity Shares, (iii) cause the Shares-in-Trust to be canceled and (iv) distribute to the Beneficiary any and all amounts held with respect to the Shares-in-Trust after making the payment to the Prohibited Owner pursuant to Section 2(F) hereof.

          (F)  Compensation to Record Holder of Equity Shares that Become
               ----------------------------------------------------------
Shares-in-Trust.  Any Prohibited Owner shall be entitled (following discovery of
- ---------------
the Shares-in-Trust and subsequent designation of the Permitted Transferee in accordance with Section 2(E) hereof or following the acceptance of the offer to purchase such shares in accordance with Section 2(G) hereof) to receive from the Share Trustee following the sale or other disposition of such Shares-in-Trust the lesser of

(i) in the case of (a) a purported Transfer in which the Prohibited Owner gave value for Equity Shares and which Transfer resulted in the transfer of the shares to the Share Trust, the price per share, if any, such Prohibited Owner paid for the Equity Shares, or (b) a Non-Transfer Event or Transfer in which the Prohibited Owner did not give value for such shares (e.g., if the shares were
                                                     ---
received through a gift or devise) and which Non-Transfer Event or Transfer, as the case may be, resulted in the transfer of shares to the Share Trust, the price per share equal to the Market Price on the date of such Non-Transfer Event or Transfer and (ii) the price per share received by the Share Trustee from the sale or other disposition of such Shares-in-Trust in accordance with Section 2(E) hereof. Any amounts received by the Share Trustee in respect of such Shares-in-Trust and in excess of such amounts to be paid the Prohibited Owner pursuant to this Section 2(F) shall be distributed to the Beneficiary in accordance with the provisions of Section 2(E) hereof. Each Beneficiary and Prohibited Owner waive any and all claims that they may have against the Share Trustee and the Share Trust arising out of the disposition of Shares-in-Trust, except for claims arising out of the gross negligence or willful misconduct of, or any failure to make payments in accordance with this Section 2 by such Share Trustee or the Trust.

          (G)  Purchase Right in Shares-in-Trust.  Shares-in-Trust shall be
               ---------------------------------
deemed to have been offered for sale to the Trust, or its designee, at a price per share equal to the lesser of (i) the price per share in the transaction that created such Shares-in-Trust (or, in the case of devise, gift or Non-Transfer Event, the Market Price at the time of such devise, gift or Non-Transfer Event) and (ii) the Market Price on the date the Trust, or its designee, accepts such offer. The Trust shall have the right to accept such offer for a period of ninety days after the later of (i) the date of the Non-Transfer Event or purported Transfer which resulted in such Shares-in-Trust and (ii) the date the Trust determines in good faith that a Transfer or Non-Transfer Event resulting in Shares-in-Trust has occurred, if the Trust does not receive a notice of such Transfer or Non-Transfer Event pursuant to Section 1(E) hereof.

          Section 3.  Remedies Not Limited.  Nothing contained in this Article
                      --------------------
VII shall limit the authority of the Trust to take such other action as it deems necessary or advisable to protect the Trust and the interests of its shareholders by preservation of the Trust's status as a REIT and to ensure compliance with the Ownership Limit and the Excluded Holder Limit.

          Section 4.  Ambiguity.  In the case of an ambiguity in the application
                      ---------
of any of the provisions of Article VII, including any definition contained in
Section 1(A) hereof, the Board of Trustees shall have the power to determine the application of the provisions of this Article VII with respect to any situation based on the facts known to it.

          Section 5.  Legend.  Each certificate for Equity Shares shall bear the
                      ------
following legend:

          "The [Common or Preferred] Shares represented by this certificate are subject to restrictions on transfer for the purpose of the Trust's maintenance of its status as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the "Code"). Subject to certain further restrictions and except as provided in the Declaration of Trust of the Trust, no Person may (i) Beneficially or Constructively Own Common Shares in excess of 8.5% (or such other percentage as may be determined by the Board of Trustees) of the number of outstanding Common Shares, unless such Person is the Excluded Holder (in which case the Excluded Holder Limit shall be applicable); (ii) Beneficially or Constructively Own Preferred Shares of any series of Preferred Shares in excess of 9.8% of the number of outstanding Preferred Shares of such series, (iii) Beneficially Own Equity Shares that would result in the Equity Shares being beneficially owned by fewer than 100 Persons

(determined without reference to any rules of attribution), (iv) Beneficially Own Equity Shares that would result in the Trust being "closely held" under
Section 856(h) of the Code, or (v) Constructively Own Equity Shares that would cause the Trust to Constructively Own 10% or more of the ownership interests in a tenant of the Trust's real property, within the meaning of Section 856(d)(2)(B) of the Code. Any Person who attempts to Beneficially or Constructively Own shares of Equity Shares in excess of the above limitations must immediately notify the Trust in writing. If any restrictions above are violated, the Equity Shares represented hereby will be transferred automatically to a Share Trust and shall be designated Shares-in-Trust to a trustee of a trust for the benefit of one or more charitable beneficiaries. In addition, upon the occurrence of certain events, attempted transfers in violation of the restrictions described above may be void ab initio. All capitalized terms in
                                         -- ------
this legend have the meanings defined in the Trust's Amended and Restated Declaration of Trust, as the same may be further amended from time to time, a copy of which, including the restrictions on transfer, will be sent without charge to each shareholder who so requests. Such requests must be made to the secretary of the trust at its principal office or to the transfer agent."

          Section 6.  Severability.  If any provision of this Article VII or any
                      ------------
application of any such provision is determined to be invalid by any federal or state court having jurisdiction over the issues, the validity of the remaining provisions shall not be affected and other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court.

                                 ARTICLE VIII

                                 SHAREHOLDERS

          Section 1.  Meetings.  There shall be an annual meeting of the
                      --------
shareholders, to be held on proper notice at such time (after the delivery of the annual report) and convenient location as shall be determined by or in the manner prescribed in the Bylaws, for the election of the Trustees, if required, and for the transaction of any other business within the powers of the Trust. Except as otherwise provided in this Declaration of Trust, special meetings of shareholders may be called in the manner provided in the Bylaws. If there are no Trustees, the officers of the Trust shall promptly call a special meeting of the shareholders entitled to vote for the election of successor Trustees. Any meeting may be adjourned and reconvened as the Trustees determine or as provided in the Bylaws.

          Section 2.  Voting Rights.  Subject to the provisions of any class or
                      -------------
series of Shares then outstanding, the shareholders shall be entitled to vote only on the following matters: (a) termination of REIT status as provided in
Article V, Section (1)(C), (b) election of Trustees as provided in Article V,
Section 2(A) and the removal of Trustees as provided in Article V, Section 3;
(c) amendment of the Declaration of Trust as provided in Article X; (d) termination of the Trust as provided in Article XII, Section 2; (e) merger or consolidation of the Trust, or the sale or disposition of substantially all of the Trust Property, as provided in Article XI; and (f) such other matters with respect to which a vote of the shareholders is required by applicable law or the Board of Trustees has adopted a resolution declaring that a proposed action is advisable and directing that the matter be submitted to the shareholders for approval or ratification. Except with respect to the foregoing matters, no action taken by the shareholders at any meeting shall in any way bind the Board of Trustees.

          Section 3.  Preemptive and Appraisal Rights. Except as may be provided
                      -------------------------------
by the Board of Trustees in setting the terms of classified or reclassified Shares pursuant to Article VI, Section 4, no holder of Shares shall, as such holder, (a) have any preemptive or preferential right to purchase or subscribe for any additional Shares of the Trust or any other security of the Trust which it may issue or sell or (b), except as expressly required by Title 8, have any right to require the Trust to pay him the fair value of his Shares in an appraisal or similar proceeding.

          Section 4.  Extraordinary Actions.  Except as specifically provided in
                      ---------------------
Article V, Sections 1(C), 2(A) and 3 and Article X, Sections 2 and 3, and
Article XII, Section 2 of this Declaration of Trust, notwithstanding any provision of law permitting or requiring any action to be taken or authorized by the affirmative vote of the holders of a greater number of votes, any such action shall be effective and valid if taken or authorized by the affirmative vote of holders of Shares entitled to cast a majority of all the votes entitled to be cast on the matter.

          Section 5.  Board Approval. The submission of any action to the
                      --------------
shareholders for their consideration shall first be approved by the Board of Trustees.

          Section 6.  Action By Shareholders Without a Meeting. The Bylaws of
                      ----------------------------------------
the Trust may provide that any action required or permitted to be taken by the shareholders may be taken without a meeting by the written consent of the shareholders entitled to cast a sufficient number of votes to approve the matter as required by statute, the Declaration of Trust or the Bylaws of the Trust, as the case may be.

                                  ARTICLE IX

                     LIABILITY LIMITATION, INDEMNIFICATION

                        AND TRANSACTIONS WITH THE TRUST

          Section 1.  Limitation of Shareholder Liability.  No shareholder shall
                      -----------------------------------
be liable for any debt, claim, demand, judgment or obligation of any kind of, against or with respect to the Trust by reason of his being a shareholder, nor shall any shareholder be subject to any personal liability whatsoever, in tort, contract or otherwise, to any person in connection with the property or the affairs of the Trust by reason of his being a shareholder.

          Section 2.  Limitation of Trustee and Officer Liability.  To the
                      -------------------------------------------
maximum extent that Maryland law in effect from time to time permits limitation of the liability of trustees and officers of a REIT, no Trustee or officer of the Trust shall be liable to the Trust or to any shareholder for money damages. Neither the amendment nor repeal of this Section, nor the adoption or amendment of any other provision of the Declaration of Trust or Bylaws of the Trust inconsistent with this section, shall apply to or affect in any respect the applicability of the preceding sentence with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption. In the absence of any Maryland statute limiting the liability of trustees and officers of a Maryland REIT for money damages in a suit by or on behalf of the Trust or by any shareholder, no Trustee or officer of the Trust shall be liable to the Trust or to any shareholder for money damages except to the extent that (a) the Trustee or officer actually received an improper benefit or profit in money, property, or services, for the amount of the benefit or profit in money, property, or services actually received; or (b) a judgment or other final adjudication adverse to the Trustee or officer is entered in a proceeding based on a finding in the proceeding that the Trustee's or officer's action or failure to act was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding.

          Section 3.  Express Exculpatory Clauses in Instruments.  Neither the
                      ------------------------------------------
Shareholders nor the Trustees, officers, employees or agents of the Trust shall be liable under any written instrument creating an obligation of the Trust, and all Persons shall look solely to the Trust Property for the payment of any claim under or for the performance of that instrument. The omission of the foregoing exculpatory language from any instrument shall not affect the validity or enforceability of such instrument and shall not render any Shareholder, Trustee, officer, employee or agent liable thereunder to any third party, nor shall the Trustees or any officer, employee or agent of the Trust be liable to anyone for such omission.

          Section 4.  Indemnification.  The Trust shall have the power, to the
                      ---------------
maximum extent permitted by Maryland law in effect from time to time, to obligate itself to indemnify, and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to, (a) any individual who is a present or former shareholder, Trustee or officer of the Trust or (b) any individual who, while a Trustee of the Trust and at the request of the Trust, serves or has served as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise from and against any claim or liability to which such person may become subject or which such person may incur by reason of his status as a present or former shareholder, Trustee or officer of the Trust. The Trust shall have the power, with the approval of its Board of Trustees, to provide such indemnification and advancement of expenses to a person who served as a predecessor of the Trust in any of the capacities described in (a) or (b) above, and to any employee or agent of the Trust or a predecessor of the Trust.

          Section 5.  Transactions Between the Trust and its Trustees, Officers,
                      ----------------------------------------------------------
Employees and Agents.  Subject to any express restrictions in the Declaration of
- --------------------
Trust or adopted by the Trustees in the

Bylaws or by resolution, the Trust may enter into any contract or transaction of any kind with any person, including any Trustee, officer, employee or agent of the Trust or any person affiliated with a Trustee, officer, employee or agent of the Trust, whether or not any of them has a financial interest in such transaction.

                                   ARTICLE X

                                  AMENDMENTS

          Section 1.  General.  The Trust reserves the right from time to time
                      -------
to make any amendment to the Declaration of Trust, now or hereafter authorized by law, including any amendment altering the terms or contract rights, as expressly set forth in the Declaration of Trust, of any Shares. All rights and powers conferred by this Declaration of Trust on shareholders, Trustees and officers are granted subject to this reservation. An amendment to the Declaration of Trust (a) shall be signed and acknowledged by at least two-thirds of the Trustees, (b) shall be filed for record with SDAT as provided in Article XIII, Section 5 and (c) shall become effective as of the later of the time the SDAT accepts the amendment for record or the time established in the amendment, not to exceed 30 days after the amendment is accepted for record. All references to the Declaration of Trust shall include all amendments thereto.

          Section 2.  By Trustees.  The Trustees by a two-thirds vote may amend
                      -----------
the Declaration of Trust from time to time, in the manner provided by Title 8, without any action by the shareholders, to qualify as a REIT under the Code or under Title 8.

          Section 3.  By Shareholders.  Other than amendments pursuant to
                      ---------------
Section 2 of this Article X, any amendment to the Declaration of Trust shall be valid only if approved by the affirmative vote of at least a majority of all the votes entitled to be cast on the matter, except that any amendment to

Article V, Article VII, Article X, Sections 2 and 3, and Article XII, Section 2 of this Declaration of Trust shall be valid only if approved by the affirmative vote of two-thirds of all the votes entitled to be cast on the matter.

                                  ARTICLE XI

                MERGER, CONSOLIDATION OR SALE OF TRUST PROPERTY

          Subject to the provisions of any class or series of Shares at the time outstanding, the Trust may (a) merge the Trust into another entity, (b) consolidate the Trust with one or more other entities into a new entity or (c) sell, lease, exchange or otherwise transfer all or substantially all of the Trust Property. Any such action must be approved by the Board of Trustees and, after notice to all shareholders entitled to vote on the matter, by the affirmative vote of a majority of all the votes entitled to be cast on the matter.

                                  ARTICLE XII

                       DURATION AND TERMINATION OF TRUST

          Section 1.  Duration.  The Trust shall continue perpetually unless
                      --------
terminated pursuant to Section 2 of this Article XII or pursuant to any applicable provision of Title 8.

          Section 2.  Termination.
                      -----------

          (a) Subject to the provision of any class or series of Shares at the time outstanding, the Trust may be terminated at any meeting of shareholders, by the affirmative vote of two thirds of all the votes entitled to be cast on the matter. Upon the termination of the Trust:

                 i) The Trust shall carry on no business except for the purpose of winding up its affairs.

             ii) The Trustees shall proceed to wind up the affairs of the Trust and all of the powers of the Trustees under the Declaration of Trust shall continue, including the powers to fulfill or discharge the Trust's contracts, collect its assets, sell, convey, assign, exchange, transfer or otherwise dispose of all or any part of the remaining property of the Trust to one or more persons at public or private sale for consideration which may consist in whole or in part of cash, securities or other property of any kind, discharge or pay its liabilities and do all other acts appropriate to liquidate its business.

            iii) After paying or adequately providing for the payment of all liabilities, and upon receipt of such releases, indemnities and agreements as they deem necessary for their protection, the Trust may distribute the remaining property of the Trust among the shareholders so that after payment in full or the setting apart for payment of such preferential amounts, if any, to which the holders of any Shares at the time outstanding shall be entitled, the remaining property of the Trust shall, subject to any participating or similar rights of Shares at the time outstanding, be distributed ratably among the holders of Common Shares at the time outstanding.

     (b) After termination of the Trust, the liquidation of its business and the distribution to the shareholders as herein provided, a majority of the Trustees shall execute and file with the Trust's records a document certifying that the Trust has been duly terminated, and the Trustees shall be discharged from all liabilities and duties hereunder, and the rights and interests of all shareholders shall cease.


                                 ARTICLE XIII

                                 MISCELLANEOUS

          Section 1.  Governing Law.  The Declaration of Trust is executed by
                      -------------
the undersigned Trustee[s] and delivered in the State of Maryland with reference to the laws thereof, and the rights of all parties and the validity, construction and effect of every provision hereof shall be subject to and construed according to the laws of the State of Maryland without regard to conflicts of laws provisions thereof.

          Section 2.  Reliance by Third Parties.  Any certificate shall be final
                      -------------------------
and conclusive as to any person dealing with the Trust if executed by the Secretary or an Assistant Secretary of the Trust or a Trustee, and if certifying to: (a) the number or identity of Trustees, officers of the Trust or shareholders; (b) the due authorization of the execution of any document; (c) the action or vote taken, and the existence of a quorum, at a meeting of the Board of Trustees or shareholders; (d) a copy of the Declaration of Trust or of the Bylaws as a true and complete copy as then in force; (e) an amendment to the Declaration of Trust; (f) the termination of the Trust; or (g) the existence of any fact relating to the affairs of the Trust. No purchaser, lender, transfer agent or other person shall be bound to make any inquiry concerning the validity of any transaction purporting to be made by the Trust on its behalf or by any officer, employee or agent of the Trust.

          Section 3.  Severability.
                      ------------

                 (A) The provisions of the Declaration of Trust are severable, and if the Board of Trustees shall determine, with the advice of counsel, that any one or more of such provisions (the "Conflicting Provisions") are in conflict with the Code, Title 8 or other applicable federal or state laws, the Conflicting Provisions, to the extent of the conflict, shall be deemed never to have constituted a part of the Declaration of Trust, even without any amendment of the Declaration of

Trust pursuant to Article X and without affecting or impairing any of the remaining provisions of the Declaration of Trust or rendering invalid or improper any action taken or omitted prior to such determination. No Trustee shall be liable for making or failing to make such a determination. In the event of any such determination by the Board of Trustees, the Board shall amend the Declaration of Trust in the manner provided in Article X, Section 2.

                 (B) If any provision of the Declaration of Trust shall be held invalid or unenforceable in any jurisdiction, such holding shall apply only to the extent of any such invalidity or unenforceability and shall not in any manner affect, impair or render invalid or unenforceable such provision in any other jurisdiction or any other provision of the Declaration of Trust in any jurisdiction.

          Section 4.  Construction.  In the Declaration of Trust, unless the
                      ------------
context otherwise requires, words used in the singular or in the plural include both the plural and singular and words denoting any gender include all genders. The title and headings of different parts are inserted for convenience and shall not affect the meaning, construction or effect of the Declaration of Trust. In defining or interpreting the powers and duties of the Trust and its Trustees and officers, reference may be made by the Trustees or officers, to the extent appropriate and not inconsistent with the Code or Title 8, to Titles 1 through 3 of the Corporations and Associations Article of the Annotated Code of Maryland. In furtherance and not in limitation of the foregoing, in accordance with the provisions of Title 3, Subtitles 6 and 7, of the Corporations and Associations Article of the Annotated Code of Maryland, the Trust shall be included within the definition of "corporation" for purposes of such provisions.

          Section 5.  Recordation.  The Declaration of Trust and any amendment
                      -----------
hereto shall be filed for record with the SDAT and may also be filed or recorded in such other places as the Trustees deem appropriate, but failure to file for record the Declaration of Trust or any amendment hereto in any office other than in the State of Maryland shall not affect or impair the validity or effectiveness of the Declaration of Trust or any amendment hereto. A restated Declaration of Trust shall, upon filing, be conclusive evidence of all amendments contained therein and may thereafter be referred to in lieu of the original Declaration of Trust and the various amendments thereto.

     IN WITNESS WHEREOF, this Amended and Restated Declaration of Trust has been signed on this ___ day of _______, 1996, by the undersigned President of the Trust and witnessed by the undersigned Secretary of the Trust, each of whom acknowledges that this document is his free act and deed, and that to the best of his knowledge, information, and belief, the matters and facts set forth herein are true in all material respects and that the statement is made under the penalties for perjury.

                                       PRENTISS PROPERTIES TRUST
ATTEST:

- ----------------------                 --------------------------   (SEAL)
           , Secretary                                , President



     IN WITNESS WHEREOF, this Amended and Restated Declaration of Trust has been signed on this ___ day of _______, 1996, by the sole Trustee of the Trust who acknowledges that this document is his free act and deed, and that to the best of his knowledge, information, and belief, the matters and facts set forth herein are true in all material respects and that the statement is made under the penalties for perjury.



                                          ----------------------------- (SEAL)
                                          Michael V. Prentiss, Trustee